FOR IMMEDIATE RELEASE


                      Contact:

                      Barbara Lucas    Mark Rothleitner   Samuel Cypert
                      Media Contact    Investor Contact   Investor/Media Contact
                      Black & Decker   Black & Decker     Masco
                      410-716-2980     410-716-3979       313-792-6646


              MASCO CORPORATION AND THE BLACK & DECKER CORPORATION
            FINALIZE THE SALE OF MASCO'S BALDWIN HARDWARE AND WEISER
                       LOCK BUSINESSES TO BLACK & DECKER


     Taylor, Michigan (October 1, 2003)--Masco Corporation (NYSE:MAS) and The Black & Decker Corporation (NYSE:BDK) today announced that they have finalized the purchase of Baldwin Hardware Corporation and Weiser Lock Corporation by
Black & Decker from Masco. The cash purchase price for the transaction is approximately $275 million. The sale closed September 30, 2003.

     Baldwin Hardware Corporation, headquartered in Reading, Pa., is a leading provider of architectural and decorative products for the home. Weiser, headquartered in Tucson, Ariz., manufactures a wide range of locksets and decorative exterior hardware and accessories. Combined Baldwin and Weiser 2002 net sales were approximately $250 million.

     "The addition of Baldwin and Weiser to our leading Kwikset brand will enable Black & Decker to offer our customers the broadest range of styles and price points available from any manufacturer, and attests to our long-term commitment to the security hardware business," said Nolan D. Archibald, Chairman and CEO of Black & Decker. "We expect that the acquisition will not materially affect our 2003 results and will be accretive in 2004."
                                     (more)

Page Two


     Richard A. Manoogian, Masco Chairman and CEO commented, "We believe this transaction will be beneficial to all involved. It will enable Masco to concentrate on businesses that are core to our growth strategies, and should provide Baldwin and Weiser with additional growth opportunities given Black & Decker's greater focus on the security hardware business."

     Headquartered in Taylor, Mich., Masco Corporation is one of the world's leading manufacturers of home improvement and building products as well as a leading provider of services that include the installation of insulation and other building products.

     Masco Corporation's press releases and other information are available through the Company's toll free number, 1-888-MAS-NEWS, or you may visit Masco's website at www.masco.com.

     Headquartered  in  Towson,   Md.,  Black  &  Decker  is  a  leading  global
manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

     Black & Decker's press releases and other information are available through the Company's toll free number, 1-800-992-3042, or you may visit Black & Decker's website at www.bdk.com.

                                     # # # #


Statements  contained  herein may  include  certain  forward-looking  statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. Additional information about our products, markets and conditions, which could affect our future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Statements in this press release regarding Black & Decker Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the "Forward-Looking Statements" sections in the Company's reports filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the most recently ended fiscal year and Quarterly Report on Form 10-Q for the most recently ended fiscal quarter. These reports are available on Black & Decker's website at www.bdk.com. Black & Decker undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.